SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIED MATERIALS

Michael R. Splinter

PRESIDENT

CHIEF EXECUTIVE OFFICER

February 17, 2004

Dear Applied Materials Stockholder:

We cordially invite you to attend Applied Materials’ 2004 Annual Meeting of Stockholders, which will be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054, on Wednesday, March 24, 2004 at 11:00 a.m.

At this year’s Annual Meeting, stockholders will be asked to elect ten directors and to approve the amended and restated Employee Stock Incentive Plan. The Employee Stock Incentive Plan was initially adopted at the 1995 Annual Meeting and has been amended by stockholders several times. We are asking you to approve the amended and restated Employee Stock Incentive Plan because we strongly believe that our broad-based stock option program is a powerful tool to increase long-term value for stockholders. The Employee Stock Incentive Plan enables Applied to attract, retain and motivate the most talented and skilled employees. At this important time in Applied’s history, our employees’ innovation and productivity are even more critical to our success in a highly competitive and fast-paced industry. This is why we believe that our broad-based option program closely aligns the interests of our employees with those of our stockholders.

We also encourage you to sign up for electronic delivery of proxy materials to conserve natural resources and help us reduce printing costs and postage fees. For more information, please see “Electronic Delivery of Proxy Materials” in the proxy statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. Voting your proxy will ensure your representation at the Annual Meeting.

We urge you to carefully review the proxy materials and to vote FOR the director nominees and FOR the amended and restated Employee Stock Incentive Plan.

We hope to see you at the March 24, 2004 Annual Meeting.

Sincerely,

Michael R. Splinter

3050 Bowers Avenue Santa Clara, California 95054 Phone: (408) 727-5555 FAX: (408) 748-9943	Mailing Address: Applied Materials, Inc. 3050 Bowers Avenue P.O. Box 58039 Santa Clara, California 95052-8039

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 24, 2004

at 11:00 a.m.

The 2004 Annual Meeting of Stockholders of Applied Materials, Inc. will be held on Wednesday, March 24, 2004 at 11:00 a.m. at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054 to conduct the following items of business:

1.	To elect ten directors to serve for a one-year term and until their successors have been elected and qualified.

2.	To approve the amended and restated Employee Stock Incentive Plan.

3.	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Stockholders who owned shares of our stock at the close of business on Friday, January 30, 2004, are entitled to receive notice of, attend and vote at the meeting. A complete list of these stockholders will be available at 3050 Bowers Avenue, Santa Clara, California 95054 during regular business hours for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement.

By Order of the Board of Directors

Joseph J. Sweeney

Secretary

Santa Clara, California

February 17, 2004

PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of Applied Materials, Inc., a Delaware corporation. This proxy is for use at Applied Materials’ 2004 Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, March 24, 2004, at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054.

This proxy statement contains important information regarding Applied Materials’ 2004 Annual Meeting of Stockholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

A number of abbreviations are used in this proxy statement. We refer to Applied Materials, Inc. as “Applied” or “Applied Materials.” The term “proxy materials” includes this proxy statement, the enclosed proxy card, and Applied’s Annual Report and Form 10-K for fiscal year 2003. References to “fiscal 2003” mean Applied’s 2003 fiscal year that began on October 28, 2002 and ended on October 26, 2003. References to “fiscal 2002” mean Applied’s 2002 fiscal year that began on October 29, 2001 and ended on October 27, 2002. Applied’s 2004 Annual Meeting of Stockholders is referred to as “the meeting.” Applied’s Board of Directors is referred to as the “Board.” The mailing address of Applied’s principal executive offices is 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052-8039.

The Board is sending these proxy materials on or about February 17, 2004 to all stockholders of Applied as of the record date, January 30, 2004. Stockholders who owned Applied’s common stock at the close of business on January 30, 2004 are entitled to receive notice of, attend and vote at the meeting. On the record date, there were 1,685,821,514 shares of Applied’s common stock issued and outstanding.

Voting Procedures

As a stockholder of Applied, you have a right to vote on certain business matters affecting Applied. The proposals that will be presented at the meeting and upon which you are being asked to vote are discussed below under the section entitled “Proposals.” Each share of Applied’s common stock you own entitles you to one vote.

Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the meeting.

Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card. If you received the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 17, 2004.

Voting over the Internet.    To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card. If you received the proxy materials over the Internet, please follow the voting instructions you will receive by e-mail on or about February 17, 2004.

Voting in Person at the Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Your shares will be voted in accordance with the instructions you provide. If you sign and return your proxy card without providing your voting instructions, your shares will be voted “for” the ten named nominees for directors, “for” the approval of the amended and restated Employee Stock Incentive Plan, and in the discretion of the proxies as to other matters that may properly come before the meeting.

Applied Plan Participants.    If you are a participant in Applied’s Employee Savings and Retirement Plan (the “401(k) Plan”), your proxy will incorporate all shares you own through the 401(k) Plan, assuming your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the Plan trustee will vote those shares in the same proportion as other 401(k) Plan participants vote their 401(k) Plan shares.

If you own shares through Applied’s Employees’ Stock Purchase Plan and do not vote, those shares will be voted in accordance with standard brokerage industry practices, as described below under the section “Broker Non-Votes.”

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the meeting. To do this, you must:

•	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

•	provide written notice of the revocation to Applied’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, January 30, 2004, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by telephone, over the Internet or by submitting a properly executed proxy card. Both abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

The votes required and the method of calculation for the proposals to be considered at the meeting are as follows:

Item 1—Election of Directors.    The ten nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “for” the nominees for election as directors or you may “withhold” your vote with respect to one or more nominees. There is no cumulative voting with respect to the election of directors. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal.

Item 2—Approval of the Amended and Restated Employee Stock Incentive Plan.    Approval of the amended and restated Employee Stock Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the meeting.

You may vote “for,” “against,” or “abstain” from the proposal to approve the amended and restated Employee Stock Incentive Plan.

Broker Non-Votes

For the proposal to elect ten directors, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on this matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.

For the proposal to approve the amended and restated Employee Stock Incentive Plan, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will not have the authority to vote your shares, and your shares will constitute “broker non-votes.” Shares represented by “broker non-votes” will not be considered as present and entitled to vote on this proposal but will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.

Voting Results

Votes will be tabulated by a representative of ADP Investor Communication Services, the independent inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Voting results will be announced at the meeting, posted within 14 days after the meeting on our website at www.appliedmaterials.com and published in Applied’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2004, filed with the Securities and Exchange Commission (the “SEC”). After the report is filed, you may obtain a copy by:

•	visiting our website at www.appliedmaterials.com;

•	contacting our Investor Relations department toll-free at 1-800-882-0373; or

•	viewing our Form 10-Q for the second fiscal quarter of 2004 on the SEC’s website at www.sec.gov.

Electronic Delivery of Proxy Materials

We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources, as well as help us reduce printing costs and postage fees. With electronic delivery, you will be notified via e-mail as soon as the proxy materials are available on the Internet, and you can submit your stockholder votes online. To sign up for electronic delivery:

1.	go to our website at www.appliedmaterials.com;

2.	click on the box, “Request electronic delivery of annual report and proxy statement;” and

3.	follow the directions provided to complete your enrollment.

Once you sign up for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your election.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your request to Applied Materials, Inc., 3050 Bowers Avenue, P.O. Box 58039, M/S 2038, Santa Clara, California 95052-8039, Attn: Investor Relations; (2) contact our Investor Relations department toll-free at 1-800-882-0373; or (3) send an e-mail to Investor_Relations@amat.com. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Proxy Solicitation Costs

Applied will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. We have hired Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition to the estimated proxy solicitation cost of $20,000 plus reasonable out-of-pocket expenses for this service, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

PROPOSALS

The following proposals will be considered at the meeting:

Item 1—Election of Directors

The first proposal is to elect ten directors. Nominees for directors are James C. Morgan, Michael R. Splinter, Dan Maydan, Michael H. Armacost, Deborah A. Coleman, Herbert M. Dwight, Jr., Philip V. Gerdine, Paul R. Low, Steven L. Miller and Gerhard H. Parker. Each nominee is currently a director of Applied.

Additional information about the election of directors and a brief biography of each nominee appear under the section “Item 1—Election of Directors.”

The Board unanimously recommends that you vote “FOR” each nominee.

Item 2—Approval of the Amended and Restated Employee Stock Incentive Plan

The second proposal is to approve the amended and restated Employee Stock Incentive Plan. The Employee Stock Incentive Plan was initially approved by stockholders at the 1995 Annual Meeting of Stockholders and has been amended by stockholders several times since its initial adoption. The Board believes that this broad-based stock option program is a powerful incentive and retention tool that closely aligns the interests of Applied’s employees with those of its stockholders. The proposed modifications to the Employee Stock Incentive Plan are designed to allow Applied to continue to attract, retain and motivate people whose skills and performance are critical to Applied’s success. The proposed changes included in the amended and restated Employee Stock Incentive Plan are to: (1) increase the total number of shares authorized for issuance by 70,000,000 shares; (2) require stockholder consent before repricing outstanding stock options and/or instituting an award exchange program; (3) limit the total number of shares that may be granted as awards of restricted stock, performance shares and performance units to no more than 20,000,000 shares; (4) generally limit the maximum term of each stock option to seven years; (5) prohibit the grant of “reload” options; (6) provide that awards of restricted stock generally will not vest at a rate of more than one-third (1/3) of the shares each year; and (7) increase the number of shares covered by options that are granted each year to non-employee directors.

Additional information about the proposed changes to the Employee Stock Incentive Plan appears under the section “Item 2—Approval of the Amended and Restated Employee Stock Incentive Plan.”

The Board unanimously recommends that you vote “FOR” the approval of the amended and restated Employee Stock Incentive Plan.

Other Matters

Except for the election of ten directors and the approval of the amended and restated Employee Stock Incentive Plan, Applied’s Board does not intend to bring any other matters to be voted on at the meeting. Applied’s Board is not currently aware of any other matters that will be presented by others for action at the meeting.

ITEM 1—ELECTION OF DIRECTORS

Nominees

The Board of Applied is elected each year at the Annual Meeting of Stockholders. The ten nominees receiving the highest number of votes will be elected at this year’s meeting. In the event a nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who may be designated by the Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. Each director will serve until the 2005 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected, or until his or her death, resignation or removal. Each nominee who appears in the following table is currently a director of Applied.

Name of Nominee	Age	Principal Occupation	Director Since
James C. Morgan	65	Chairman of Applied Materials, Inc.	1977
Michael R. Splinter	53	President and Chief Executive Officer of Applied Materials, Inc.	2003
Dan Maydan	68	President Emeritus of Applied Materials, Inc.	1992
Michael H. Armacost	66	Shorenstein Distinguished Fellow at the Asia/Pacific Research Center, Stanford University	1993
Deborah A. Coleman	51	General Partner of SmartForest Ventures LLC and Chairman of the Board of Teseda Corporation	1997
Herbert M. Dwight, Jr.	73	Retired Chief Executive Officer of Optical Coating Laboratory, Inc.	1981
Philip V. Gerdine	64	Retired Executive Director (Overseas Acquisitions) of Siemens AG	1976
Paul R. Low	70	Chief Executive Officer of P.R.L. Associates	1992
Steven L. Miller	58	Chairman and President of SLM Discovery Ventures, Inc., Retired Chairman, President and CEO of Shell Oil Company	1999
Gerhard H. Parker	60	Retired Executive Vice President, New Business Group, Intel Corporation	2002

There is no family relationship between any of the nominees, directors, or any of Applied’s executive officers. Applied’s executive officers serve at the discretion of the Board. Detailed information about Applied’s director nominees is provided below.

Director Nominees

James C. Morgan has been Chairman of Applied since 1987 and was Chief Executive Officer of Applied from February 1977 to April 2003. Mr. Morgan is a director of Cisco Systems, Inc.

Michael R. Splinter has been President and Chief Executive Officer of Applied since April 2003. From 1984 to April 2003, Mr. Splinter worked for Intel Corporation, a leading manufacturer of chips and computer, networking and communications products, where most recently he was Executive Vice President and Director of the Sales and Marketing Group. Mr. Splinter previously held various executive positions at Intel, including Executive Vice President and General Manager of the Technology and Manufacturing Group. Prior to Intel, Mr. Splinter worked for 10 years at Rockwell International. Mr. Splinter is a member of the Advisory Board of WebEx Communications, Inc.

Dan Maydan has been President Emeritus of Applied since April 2003. Dr. Maydan served as President of Applied from December 1993 to April 2003 and served as Chairman of Applied Komatsu Technology, Inc. from December 1991 to October 1998. From 1990 to December 1993, he was Executive Vice President of Applied. Dr. Maydan is a director of Electronics for Imaging, Inc. and Drexler Technology Corporation.

Michael H. Armacost has been a Shorenstein Distinguished Fellow at the Asia/Pacific Research Center, Stanford University, since September 2002. From October 1995 to June 2002, he was President of The Brookings Institution, a non-partisan public policy research organization. From September 1993 through September 1995, he was a Distinguished Senior Fellow and Visiting Professor at the Asia/Pacific Research Center, Stanford University. From 1989 to 1993, he was the U.S. Ambassador to Japan. Mr. Armacost is a director of AFLAC Incorporated, Cargill, Incorporated and USEC Inc.

Deborah A. Coleman has been General Partner of SmartForest Ventures LLC, a venture capital firm, since October 1999. Ms. Coleman has also served as Chairman of the Board of Teseda Corporation, a developer of test products for integrated circuit manufacturers, since June 2001. From March 1994 to September 2001, she was the Chairman of Merix Corporation, a manufacturer of interconnect solutions for use in electronic equipment, and served as Chief Executive Officer of Merix Corporation from March 1994 to September 1999. From November 1992 through March 1994, she was the Vice President of Materials Operations at Tektronix, Inc. Ms. Coleman is a director of Synopsys, Inc. and since July 2003, a director of Kryptiq Corp., a provider of secure messaging and workflow automation platforms to large health systems. Ms. Coleman served as Chairman of the Board of Finatus, Inc., a provider of online environmental, health and safety regulatory compliance services, from March 2001 to August 2003.

Herbert M. Dwight, Jr. served as Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, from 1991 until his retirement in 1998.

Philip V. Gerdine served as Executive Director (Overseas Acquisitions) of Siemens AG, Munich, Germany, a manufacturer of electrical and electronic products, from 1990 until his retirement in 1998. Dr. Gerdine previously held senior management positions with Price Waterhouse and The Boston Consulting Group. Dr. Gerdine taught accounting and finance at Fordham University and University of New Haven for 10 years. Dr. Gerdine is a director of Kulicke and Soffa Industries, Inc. Dr. Gerdine is a certified public accountant.

Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From July 1990 to July 1992, Dr. Low was a Vice President and General Manager of Technical Products of International Business Machines Corporation. Dr. Low is a director of Solectron Corporation and Veeco Instruments Inc.

Steven L. Miller has been Chairman and President of SLM Discovery Ventures, Inc., a company engaged in management and public service consulting, since September 2002. From July 1999 to August 2002, he was Chairman, President and Chief Executive Officer of Shell Oil Company, an oil and natural gas producer, natural gas marketer and petrochemical manufacturer. From 1996 to 1999, Mr. Miller was a managing director of the Royal Dutch/Shell Group of Companies. Mr. Miller is Chairman of the United Way of the Texas Gulf Coast and The Points of Light Foundation and former Chairman of the Greater Houston Partnership. He serves on the Board of Trustees of Rice University and is a director of the University of Illinois Foundation and of the Texas Southern University Foundation. He also serves on the board of advisors for Rice University’s James A. Baker III Institute for Public Policy. He is honorary Chairman of the Diversity Journal. Mr. Miller is a director of Reliant Resources, Inc.

Gerhard H. Parker served as Executive Vice President, New Business Group, of Intel Corporation, a leading manufacturer of chips and computer, networking and communications products, from 1998 until his retirement in May 2001. From 1988 to 1998, Dr. Parker was Senior Vice President of Intel’s Technology and Manufacturing Group. Dr. Parker is a member of the Board of Trustees of the UC Davis Foundation and a director of FEI Company.

Board and Committee Meetings

The Board met ten times during fiscal 2003. Each director attended at least 75% of all Board and applicable committee meetings during fiscal 2003, except Dr. Sasson Somekh, who attended 33% of the meetings held during his service on the Board from April 2003 until his resignation in December 2003. The Board has a standing Audit Committee, Human Resources and Compensation Committee, and Corporate Governance and Nominating Committee. The functions of each are described in the table below. The Board has affirmatively determined that each director who serves on these committees is independent, as the term is defined by applicable Nasdaq listing standards and SEC rules. Each of these committees has a written charter approved by the Board. A copy of each charter can be found under the “Investors” section of our website at www.appliedmaterials.com/investors/corporate_governance.html. Additionally, the amended and restated charters for the Audit Committee and the Corporate Governance and Nominating Committee are attached as Appendix A and Appendix B, respectively, to this proxy statement.

Audit Committee	Primary Functions	Number of Meetings Held in Fiscal 2003
Members: Michael H. Armacost† Deborah A. Coleman Philip V. Gerdine* Gerhard H. Parker Alternate Members: Paul R. Low Steven L. Miller

•      oversee Applied’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes

•      appoint, compensate, evaluate and, when appropriate, replace independent auditors

•      oversee Applied’s tax, legal, regulatory and ethical compliance

•      review annually the Audit Committee charter

•      review and pre-approve audit and permissible non-audit services

•      review and approve all related-party transactions

•      oversee and review Applied’s ethics policies and procedures, including the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns

4

* Chairman

† Ethics Ombudsman

Human Resources and Compensation Committee	Primary Functions	Number of Meetings Held in Fiscal 2003
Members: Herbert M. Dwight, Jr. Paul R. Low Steven L. Miller* Alternate Members: Michael H. Armacost Deborah A. Coleman	• evaluate and oversee Applied’s primary strategies for employee and executive development • determine compensation policies applicable to Applied’s executive officers • determine the compensation of the Chief Executive Officer • administer the Senior Executive Bonus Plan • oversee significant employee benefits programs, policies and plans relating to Applied’s employees and executives • oversee human resources programs, compensation, benefits and equity plan matters	5

* Chairman

Corporate Governance and Nominating Committee	Primary Functions	Number of Meetings Held in Fiscal 2003
Members: Michael H. Armacost Deborah A. Coleman Herbert M. Dwight, Jr.* Philip V. Gerdine Paul R. Low Steven L. Miller Gerhard H. Parker Stan Shih**

•     identify qualified candidates for election to the Board

•     oversee the composition, structure and evaluation of the Board and its committees

•     develop and maintain a set of corporate governance guidelines

•     establish procedures for director candidate nomination and evaluation

•     monitor and safeguard the independence of the Board

1†

*	Chairman
**	Mr. Shih’s term as a director will end on March 24, 2004, and he is not standing for election to the Board at the meeting.
†	The Corporate Governance and Nominating Committee also met shortly after the end of fiscal 2003 to recommend to the Board each of the nominees for election to the Board by stockholders, as presented in this proxy statement.

The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. The Corporate Governance and Nominating Committee may retain recruiting professionals to identify and evaluate candidates for director nominees.

As set forth in Applied’s Corporate Governance Guidelines, the committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. Every effort is made to complement and supplement skills within the existing Board and strengthen any identified insufficiencies. In selecting the nominees, the Board assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board, including business judgment, management, accounting and finance, industry and technology knowledge, understanding of manufacturing, leadership, strategic vision, knowledge of international markets and marketing. Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board.

Potential candidates are screened and interviewed by a screening committee of the Board. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

If you would like the Corporate Governance and Nominating Committee to consider a prospective candidate, in accordance with our Bylaws, please submit the candidate’s name and qualifications to: Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039, M/S 2064, Santa Clara, California 95052-8039.

Compensation of Directors

Directors who are employees of Applied do not receive any additional compensation for their services as directors. During fiscal 2003, non-employee directors of Applied received the following compensation:

•	a quarterly retainer of $5,000;

•	a fee of $3,000 for each Board meeting attended;

•	a fee of $1,000 for each committee meeting attended; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

Ms. Deborah Coleman and Mr. Minoru Morio (for his services as a director of Applied until the 2003 Annual Meeting of Stockholders) were also compensated by having assistance in the preparation of certain of their tax returns.

Non-employee directors participate in one equity compensation plan, the Employee Stock Incentive Plan. During fiscal 2003, non-employee directors received the following non-qualified stock options:

•	30,000 shares on the date he or she was first elected or appointed to the Board; and

•	15,000 shares on the last business day of each full fiscal year during which he or she served on the Board.

The annual option grant of 15,000 shares was made only if the non-employee director was a member of the Board for the entire fiscal year and was not an employee of Applied or any of its affiliates for any part of that fiscal year.

The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. The annual option grant to non-employee directors at the end of fiscal 2003 of 15,000 shares of common stock was made on October 24, 2003 at an exercise price of $20.65 per share. Assuming continued service on the Board, all non-employee director options become exercisable in four annual installments beginning one year from the date of grant. Exercisability of some or all options may be accelerated if the director dies or retires. The options expire no later than seven years after the date of grant (up to eight years after grant in the event of the director’s death).

For fiscal 2004, the quarterly retainer was increased to $7,500 for the Chairman of the Audit Committee and $6,250 for the Chairman of the Human Resources and Compensation Committee, and the fee for each committee meeting attended was increased to $2,000. Additionally, as discussed in Item 2 (beginning on page 23), starting in fiscal 2004 and subject to stockholder approval, the initial appointment grant for non-employee directors will be increased to 45,000 shares, and the annual option grant to non-employee directors who serve the entire fiscal year will be increased to 25,000 shares. These options will vest in four equal annual installments with the first vesting date occurring one year after grant.

PRINCIPAL STOCKHOLDERS

The following table indicates as of October 26, 2003 how much common stock is beneficially owned by (a) each person known by Applied to own 5% or more of Applied’s common stock, (b) each of the directors and director nominees, (c) the Chief Executive Officer, each of the next four most highly compensated executive officers and certain former executive officers as required under SEC rules (collectively, the “named executive officers”), and (d) the current directors and executive officers as a group. In general, “beneficial ownership” refers to shares that an entity or individual has the power to vote, or the power to dispose of, and stock options that are exercisable currently or became exercisable within 60 days after October 26, 2003.

	Shares Beneficially Owned
Name	Number (1)		Percent
Principal Stockholders:
Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, CA 90025	100,901,670	(2)	6.0%

Non-Employee Directors:
Michael H. Armacost	296,444	(3)	*
Deborah A. Coleman	61,500	(3)	*
Herbert M. Dwight, Jr.	450,500	(3)	*
Philip V. Gerdine	152,500	(3)	*
Paul R. Low	56,500	(4)	*
Steven L. Miller	117,500	(5)	*
Gerhard H. Parker	27,684	(6)	*
Stan Shih	57,100	(7)	*

Named Executive Officers:
James C. Morgan	7,112,576	(8)	*
Michael R. Splinter	300,101		*
Dan Maydan	3,696,323	(9)	*
Joseph R. Bronson	1,013,559	(10)	*
Franz Janker	442,423	(11)	*
Sasson Somekh	3,833,396	(12)	*
David N.K. Wang	3,437,447	(13)	*

Current Directors and Executive Officers as a Group (12 persons)	10,088,387	(14)	0.6%

*	Less than 1%
(1)	Except as subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of common stock.
(2)	The amended Schedule 13G filed by Capital Group International, Inc. on February 11, 2003 indicates that its subsidiary investment management companies collectively have sole power to direct the voting of 90,070,240 shares and disposition of 100,901,670 shares. Capital Group International, Inc. disclaims beneficial ownership of these 100,901,670 shares.
(3)	Includes options to purchase 56,500 shares that were exercisable within 60 days after October 26, 2003.
(4)	Consists of options to purchase 56,500 shares that were exercisable within 60 days after October 26, 2003.
(5)	Includes options to purchase 113,500 shares that were exercisable within 60 days after October 26, 2003.
(6)	Includes options to purchase 14,400 shares that were exercisable within 60 days after October 26, 2003 and 484 shares held in a family foundation, which is a charitable trust. Dr. Parker disclaims beneficial ownership of the shares held by the charitable trust.
(7)	Consists of options to purchase 57,100 shares that were exercisable within 60 days after October 26, 2003.
(8)	Includes 320,000 shares held in a foundation for charitable purposes and options to purchase 2,280,000 shares that were exercisable within 60 days after October 26, 2003.

(9)	Includes 2,016,276 shares held in family trusts and partnerships, 93,228 shares held for charitable purposes and options to purchase 1,415,000 shares that were exercisable within 60 days after October 26, 2003.
(10)	Includes 6,912 shares held as custodian for, and 400 shares held as joint tenant with, certain of Mr. Bronson’s relatives, 56,752 shares held in a family trust and options to purchase 865,000 shares that were exercisable within 60 days after October 26, 2003.
(11)	Includes options to purchase 408,000 shares that were exercisable within 60 days after October 26, 2003.
(12)	Includes 2,409,696 shares held in family trusts and partnerships, 137,913 shares held in a family foundation and 1,100,000 shares that were exercisable within 60 days after October 26, 2003.
(13)	Includes 125,000 shares held in a family foundation, options to purchase 1,220,000 shares that were exercisable within 60 days after October 26, 2003 and 53,066 shares held by Dr. Wang as custodian for certain of his relatives. Dr. Wang disclaims beneficial ownership of the shares held for his relatives.
(14)	Includes options to purchase 4,020,500 shares that were exercisable within 60 days after October 26, 2003.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table shows compensation information during each of Applied’s last three fiscal years for the named executive officers.

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year	Annual Compensation			Long-Term Compensation					All Other Compen- sation(2) ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Awards				Payouts
					Restricted Stock Awards ($)		Securities Underlying Options (#)		LTIP Payouts ($)
James C. Morgan Chairman	2003 2002 2001	684,615 854,058 809,558	0 0 0	0 0 0	0 0 0		600,000 400,000 800,000	(3)	0 0 0	9,000 9,000 7,650
Michael R. Splinter President and Chief Executive Officer	2003	443,077	0	0	4,125,000	(4)	1,200,000		0	2,077
Dan Maydan President Emeritus	2003 2002 2001	576,924 719,712 682,212	0 0 0	0 0 0	0 0 0		530,000 350,000 700,000	(3)	0 0 0	9,000 9,000 7,650
Joseph R. Bronson Executive Vice President and Chief Financial Officer	2003 2002 2001	550,000 516,347 454,808	0 0 0	0 0 0	0 0 0		360,000 240,000 480,000	(3)	0 0 0	9,000 9,000 7,650
Franz Janker Senior Vice President, Sales and Marketing	2003 2002 2001	419,799 332,508 313,184	50,000 90,000 0	0 0 0	0 0 0		295,000 0 210,000	(3)	0 0 0	9,000 9,000 7,650
Sasson Somekh Former Executive Vice President	2003 2002 2001	550,000 516,347 454,808	0 0 0	0 0 0	0 0 0		360,000 240,000 480,000	(3)	0 0 0	9,000 9,000 7,650
David N.K. Wang Executive Vice President	2003 2002 2001	550,000 516,347 454,808	0 0 0	0 0 0	0 0 0		360,000 240,000 480,000	(3)	0 0 0	9,000 9,000 7,650

(1)	Mr. Splinter succeeded Mr. Morgan as Chief Executive Officer and Dr. Maydan as President in April of 2003. Mr. Janker became an executive officer in June of 2003. Dr. Somekh is no longer employed at Applied.
(2)	The amounts in this column consist of matching contributions made by Applied under the 401(k) Plan, which provides for broad-based employee participation.
(3)	This amount was restated to reflect a 100% stock dividend on all outstanding shares of Applied common stock that was distributed on April 16, 2002.
(4)	This amount represents a total of 300,000 shares granted to Mr. Splinter pursuant to a Restricted Stock Agreement. The value is determined on the date of grant and based on the price of Applied’s stock on May 20, 2003 ($13.76), less the amount Mr. Splinter paid for the shares. On October 1, 2003, 50% of the shares vested, and the remaining 50% are scheduled to vest on October 1, 2004, assuming continued employment with Applied. Mr. Splinter will be entitled to receive dividends (if any) paid on Applied shares.

Option Grants

The following table shows all options to acquire shares of Applied’s common stock granted to the named executive officers during the fiscal year ended October 26, 2003.

Stock Option Grants in Last Fiscal Year

	Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options		% of Total Options Granted to Employees in	Exercise Price	Expiration
Name	Granted (#)		Fiscal Year	($/Share)	Date	5%	10%
James C. Morgan	400,000 200,000	(3) (4)	0.77% 0.38%	$15.07 $14.57	11/19/09 12/11/09	2,454,001 1,186,291	5,718,867 2,764,562
Michael R. Splinter	1,200,000	(5)	2.30%	$15.72	05/12/13	11,863,468	30,064,358
Dan Maydan	350,000 180,000	(3) (4)	0.67% 0.34%	$15.07 $14.57	11/19/09 12/11/09	2,147,251 1,067,662	5,004,008 2,488,105
Joseph R. Bronson	240,000 120,000	(3) (4)	0.46% 0.23%	$15.07 $14.57	11/19/09 12/11/09	1,472,401 711,774	3,431,320 1,658,737
Franz Janker	60,000 235,000	(6) (7)	0.11% 0.45%	$15.07 $14.57	11/19/09 12/11/09	368,100 1,393,891	857,830 3,248,360
Sasson Somekh	240,000 120,000	(3) (4)	0.46% 0.23%	$15.07 $14.57	11/19/09 12/11/09	1,472,401 711,774	3,431,320 1,658,737
David N.K. Wang	240,000 120,000	(3) (4)	0.46% 0.23%	$15.07 $14.57	11/19/09 12/11/09	1,472,401 711,774	3,431,320 1,658,737

(1)	All options have an exercise price per share equal to 100% of the fair market value of Applied’s common stock on the grant date. The options may become exercisable sooner if the officer dies or retires. Applied has not granted any stock appreciation rights.
(2)	As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for Applied’s common stock appreciates from the date of grant to the end of the option terms at the annual rates of 5% and 10%, respectively. These numbers are not estimates of Applied’s future stock price performance and are not necessarily indicative of Applied’s future stock price performance. If the price of Applied’s common stock does not increase above the exercise price, no value will be realizable from these options.
(3)	The options were granted on November 19, 2002. Assuming continued employment with Applied, these options will become exercisable on July 15, 2007.
(4)	The options were granted on December 11, 2002. Assuming continued employment with Applied, these options will become exercisable in two equal annual installments beginning July 15, 2005.
(5)	The options were granted on May 12, 2003. Assuming continued employment with Applied, these options will become exercisable in four equal annual installments beginning July 15, 2004.
(6)	The options were granted on November 19, 2002. Assuming continued employment with Applied, 20,000 shares of these options will become exercisable on July 15, 2004, and 40,000 shares of these options will become exercisable on July 15, 2007.
(7)	The options were granted on December 11, 2002. Assuming continued employment with Applied, 40,000 shares of these options will become exercisable on July 15, 2005, 95,000 shares of these options will become exercisable on July 15, 2006 and 100,000 shares of these options will become exercisable on July 15, 2007.

Option Exercises

The following table shows all stock options exercised by the named executive officers during the fiscal year ended October 26, 2003, and the number and value of options they held as of the end of fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Morgan	560,000	4,824,400	2,280,000	2,000,000	17,761,984	5,433,000
Michael R. Splinter	0	0	0	1,200,000	0	5,916,000
Dan Maydan	542,000	8,491,679	1,415,000	1,755,000	6,298,500	4,784,275
Joseph R. Bronson	25,000	287,813	865,000	1,200,000	2,363,313	3,259,800
Franz Janker	0	0	408,000	565,000	3,460,074	2,291,850
Sasson Somekh	500,000	6,040,807	1,100,000	1,200,000	5,779,185	3,259,800
David N.K. Wang	380,000	4,390,878	1,220,000	1,200,000	7,737,807	3,259,800

(1)	The value realized equals the difference between the option exercise price and the fair market value of Applied’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Applied’s common stock on October 24, 2003 (the last day of trading for the fiscal year ended October 26, 2003), multiplied by the number of shares underlying the options. The closing price of Applied’s common stock on October 24, 2003, as reported on the Nasdaq National Market, was $20.65 per share.

Equity Compensation Plan Information

The following table summarizes information with respect to options under Applied’s equity compensation plans on October 26, 2003, the last day of fiscal 2003 (number of shares in thousands):

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(In thousands, except prices)
Equity compensation plans approved by security holders	129,210	$15.45	61,174(2)
Equity compensation plans not approved by security holders	122,825(3)	$17.74	38,548(4)

	252,035	$16.56	99,722

(1)	Includes only options outstanding under Applied’s stock option plans, as no stock warrants or rights were outstanding as of October 26, 2003.
(2)	Includes 17,633 shares of common stock reserved for future issuance under the Applied Materials, Inc. Employees’ Stock Purchase Plan.

(3)	Includes options to purchase 1,994 shares of Applied’s common stock assumed through various mergers and acquisitions, after giving effect to the applicable exchange ratios. These assumed options had a weighted average exercise price of $14.26 per share. No further shares are available for issuance under these assumed plans.
(4)	Includes 7,295 shares of common stock reserved for future issuance under the Applied Materials, Inc. Stock Purchase Plan for Offshore Employees.

Applied has the following stock plans that have not been approved by stockholders:

2000 Global Equity Incentive Plan.    The 2000 Global Equity Incentive Plan (the “2000 Plan”) was adopted effective as of June 21, 2000. The 2000 Plan provides for the grant of non-qualified stock options to employees other than officers and directors. The administrator of the 2000 Plan (either the Board or a committee appointed by the Board) determines the terms and conditions of all stock options granted; provided, however, that (1) the exercise price generally may not be less than 100% of the fair market value (on the date of grant) of the stock covered by the option, and (2) the term of options can be no longer than 10 years (extended to up to 13 years in the event of death). A total of 147,000,000 shares has been authorized for issuance under the 2000 Plan, and 31,252,535 shares remain available for issuance as of October 26, 2003.

30th Anniversary Stock Option Plan.    The 30th Anniversary Stock Option Plan (the “Anniversary Plan”) was adopted effective as of October 1, 1997. The Anniversary Plan provides for the grant of non-qualified stock options to employees who, as of November 14, 1997, were not officers or interns. The administrator of the Anniversary Plan (a committee appointed by the Board) determines the terms and conditions of all stock options granted; provided, however, that (1) the exercise price may not be less than 100% of the fair market value (on the date of grant) of the stock covered by the option, and (2) options generally expire no later than November 13, 2004. Vesting fully accelerates in the event of an optionee’s death. A total of 12,163,200 shares has been authorized for issuance under the Anniversary Plan, and 4,398,764 shares remain available for issuance as of October 26, 2003. By the express terms of the Anniversary Plan, no options may be granted after November 15, 1997 (unless applicable law of countries other than the U.S. requires grant dates to be postponed).

1998 Non-Executive Employee Retention Stock Option Plan.    The 1998 Non-Executive Employee Retention Stock Option Plan (the “1998 Plan”) was adopted effective as of September 2, 1998. The 1998 Plan provides for the grant of non-qualified stock options to employees who, as of October 9, 1998, were not officers or interns. The administrator of the 1998 Plan (a committee appointed by the Board) determines the terms and conditions of all stock options granted; provided, however, that (1) the exercise price may not be less than 100% of the fair market value (on the date of grant) of the stock covered by the option, and (2) options generally expire no later than November 13, 2005. Vesting fully accelerates in the event of an optionee’s death. A total of 10,609,600 shares has been authorized for issuance under the 1998 Plan, and 3,435,835 shares remain available for issuance as of October 26, 2003. By the express terms of the 1998 Plan, no options may be granted after October 10, 1998 (unless applicable law of countries other than the U.S. requires grant dates to be postponed).

Stock Purchase Plan for Offshore Employees.    The Stock Purchase Plan for Offshore Employees (the “Offshore Plan”) was adopted effective as of October 16, 1995. The Offshore Plan provides for the grant of stock options to employees (other than U.S. citizens or residents) through one or more “offerings.” The administrator of the Offshore Plan (the Board or a committee appointed by the Board) determines the terms and conditions of all options prior to the start of an offering, including the option exercise price, number of shares covered and when an option may be exercised. All options granted as part of an offering must be granted on the same date. A total of 12,800,000 shares has been authorized for issuance under the Offshore Plan, and 7,295,370 shares remain available for issuance as of October 26, 2003.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Composition.    The Audit Committee of the Board is composed of the four directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and Nasdaq rules. In addition, the Board has determined that Philip V. Gerdine is an “audit committee financial expert” as defined by SEC rules.

Responsibilities.    The Audit Committee operates under a written charter that has been adopted by the Board. The charter, included as Appendix A in this proxy statement, is reviewed annually for changes, as appropriate. The Audit Committee is responsible for general oversight of Applied’s auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory and ethical compliance. Applied’s management is responsible for: (a) maintaining Applied’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent auditors are responsible for auditing Applied’s annual financial statements.

Review with Management and Independent Auditors.    In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and the independent auditors, together and separately, Applied’s audited consolidated financial statements contained in Applied’s Annual Report on Form 10-K for the 2003 fiscal year.

2.	The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.	The Audit Committee has received from the independent auditors, PricewaterhouseCoopers LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with PricewaterhouseCoopers LLP the independent auditors’ independence.

4.	The Audit Committee has considered whether the provision of services covered by fees paid to PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Applied’s Annual Report on Form 10-K for fiscal 2003, for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers LLP as Applied’s independent auditors for fiscal 2004.

This report is submitted by the Audit Committee.

Philip V. Gerdine (Chairman)

Michael H. Armacost

Deborah A. Coleman

Gerhard H. Parker

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees paid by Applied for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended October 26, 2003 and October 27, 2002. Certain amounts for fiscal 2002 have been reclassified to conform to the 2003 presentation.

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees
	(In thousands)
Audit Fees	$1,325	$1,031
Audit-Related Fees	50	34
Tax Fees	940	1,208
All Other Fees	21	299

Total Fees	$2,336	$2,572

Audit Fees were for professional services rendered for the audit of Applied’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of Applied’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above. In fiscal 2003, these services included agreed-upon procedures. In fiscal 2002, these services included agreed-upon procedures and consulting.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Human Resources and Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Purpose

The Human Resources and Compensation Committee (the “Committee”) oversees the appropriate development of the human capabilities of Applied Materials. Our Committee and our Board recognize that developing the capabilities of Applied’s executives and employees is vital to Applied’s ability to capitalize on its opportunities and increase long-term stockholder value. Accordingly, the Committee’s most important goal is to oversee Applied’s programs that foster employee and executive development.

The Committee also determines executive compensation and oversees significant employee benefits programs, policies and plans for Applied’s employees and executives. The Committee seeks to compensate and motivate Applied’s Chief Executive Officer, other officers, and key management in a manner consistent with Applied’s business objectives, competitive practices/trends, the requirements of appropriate regulatory bodies, Applied’s compensation strategy, and fiduciary and corporate responsibilities, including internal equity considerations. In carrying out its duties, the Committee has access to independent compensation consultants and outside survey data.

We describe the primary elements of our executive compensation policies and practices below. We also identify the procedures we use to determine the compensation of Applied’s Chief Executive Officer and our other executive officers.

Compensation Philosophy.    In developing Applied’s executive compensation policies, our Committee has relied on two principal objectives: (1) attracting, rewarding and retaining officers and (2) motivating our officers to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, our Committee has adopted the following overriding policies:

•	pay compensation that is competitive with the practices of other leading high technology companies;

•	set challenging performance goals for our officers and provide a short-term incentive through a bonus plan that is based upon achievement of these goals; and

•	align the interests of our officers with those of our stockholders and retain those individuals with the leadership abilities necessary for increasing long-term stockholder value by providing a long-term and significant incentive in the form of stock options.

Total Annual Compensation.    We determine each officer’s target total annual cash compensation (salary and bonus) after reviewing similar compensation information from approximately 20 companies. This group includes a broad range of companies in the high technology industry with whom Applied competes for executive talent. Applied’s goal is to target base pay near the median level. Total cash compensation depends on the achievement of specified performance goals. Achievement of the targeted goals would result in total cash compensation at approximately the market’s 75th percentile.

Senior Executive Bonus Plan.    Our Committee developed and approved specific performance targets for the fiscal year 2003 bonus plan. Bonuses are paid under the bonus plan only if performance goals that we set at the beginning of the fiscal year are achieved. Accordingly, the actual bonuses paid (if any) will vary depending on actual performance. The Committee can choose a range of performance measures as specified in the plan document that was approved by stockholders. For a number of years the Committee has chosen to use two equally weighted performance goals: (1) growth in Applied’s annual revenue, and (2) net income as a percentage of sales.

Following the end of fiscal 2003, the Committee compared Applied’s actual performance to targeted performance for the year and applied the fiscal 2003 bonus formula to this actual performance. This calculation resulted in no bonuses for our executive officers. As a result, for the third year in a row no bonuses were paid under the Senior Executive Bonus Plan. The Committee considered that the non-payment of bonuses resulted in a reduction in competitive positioning of these executives’ total cash compensation. The Committee nevertheless determined that the performance goals in the bonus formula for fiscal 2004 did not require modification.

Bonuses.    Additionally, our Committee has the power to set target bonuses for each officer (other than named executive officers) based on his or her potential impact on Applied’s operating and financial results and based on market competitive pay practices. The actual bonus that is paid to each officer under the Corporate Executive Incentive Plan depends on the achievement of business unit and financial performance goals and Applied’s overall performance—for example, increasing business unit profitability, customer satisfaction and market share and Applied’s earnings per share. Each year, we adjust the performance goals in light of general business conditions and our corporate strategies for the year. For fiscal 2003 our Committee directed Applied’s management to set bonus targets and plan performance goals for each officer using our compensation philosophy. Franz Janker participated in this plan in fiscal 2003 and subsequently received a bonus, although the bonus was substantially less than the targeted amount. Mr. Janker became a participant in the Senior Executive Bonus Plan in fiscal year 2004.

Stock Options.    Our Committee strongly believes that stock options motivate our officers to maximize stockholder value and to remain employed with Applied despite a very competitive labor market. All Applied stock options have a per share exercise price equal to the fair market value of Applied’s stock on the grant date.

The number of options our Committee grants to each officer and each option’s vesting schedule are determined based on a variety of factors, including (1) the executive’s position at Applied, (2) his or her individual performance, and (3) other factors, including independent equity compensation survey data. In fiscal 2003, our Committee relied upon these factors to approve stock option grants for the named executive officers and other senior officers, and for any other individual grants of more than 60,000 shares. All other grants were approved by the Chairman of our Board, Mr. Morgan, after consultation with Human Resources executives, and pursuant to guidelines approved by our Committee.

Compensation of Chief Executive Officer.    In April 2003, the Board elected Mr. Splinter as Applied’s new President and Chief Executive Officer and a member of the Board. Mr. Splinter succeeded Mr. Morgan, who, through nearly three decades of leadership and vision, has guided Applied Materials to become the world’s largest supplier of products and services to the global semiconductor industry. Mr. Morgan continues as the Chairman of our Board and an executive officer.

During fiscal 2003, Mr. Morgan received a salary of $684,615 (as adjusted to reflect part-year service as both Chairman and Chief Executive Officer and service as Chairman only for the balance of the year) and Mr. Splinter received a salary of $443,077 (which was based on an annual rate of $900,000). In setting the executives’ salaries, target bonuses and equity compensation grants, our Committee relied on market competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences Applied’s overall performance. As explained under “Senior Executive Bonus Plan” above, applying the bonus formula put into place at the beginning of fiscal 2003 to Applied’s actual performance for the year resulted in no bonus to Mr. Morgan or Mr. Splinter for fiscal 2003. Mr. Morgan was granted options for 600,000 shares. In order to induce Mr. Splinter to join Applied and to motivate him to achieve long-term value for Applied’s stockholders, he was granted 300,000 shares of restricted stock and an option for 1.2 million shares of common stock. The restricted stock also was intended to make up for substantial compensation that he forfeited by leaving his former employer to come to Applied.

Tax Deductibility of Executive Compensation.    Under Section 162(m) of the Internal Revenue Code, Applied generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Both Applied’s Employee Stock Incentive Plan and the Senior Executive Bonus Plan permit our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Applied. Our Committee currently intends to continue seeking a tax deduction for all of Applied’s executive compensation, to the extent we determine it is in the best interests of Applied. In recent years, Applied has received a full tax deduction for all elements of senior executive compensation, except that Applied received only a partial tax deduction for the restricted stock granted to Mr. Splinter that compensated him for stock options from his former employer that he forfeited by joining Applied. All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

This report is submitted by the Human Resources and Compensation Committee.

Steven L. Miller (Chairman)

Herbert M. Dwight, Jr.

Paul R. Low

Employment Contract

On April 21, 2003, Applied entered into an agreement with Michael R. Splinter. Under the terms of the contract, Mr. Splinter serves as President and Chief Executive Officer of Applied for an annual base salary of $900,000 and an annual target bonus of 175% of the base salary multiplied by certain performance measures. Pursuant to the contract, Mr. Splinter was also elected as a member of the Board. In connection with the contract, Mr. Splinter was granted the stock options detailed on the table titled “Stock Option Grants in Last Fiscal Year” on page 14 and 300,000 shares of restricted stock at $0.01 per share, 50% of which vested on October 1, 2003 and 50% of which are scheduled to vest on October 1, 2004. The contract also provides that if Mr. Splinter is terminated without cause, he will receive a payment equal to one year of his then-current base salary and 100% of the target bonus compensation for that year, and be allowed to exercise all stock options vesting within one year after the date of termination. The terms of the agreement were reviewed and approved by the Board.

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, none of Applied’s executive officers served on the board of directors of any entities whose directors or officers serve on Applied’s Human Resources and Compensation Committee. No current or past executive officers of Applied or its subsidiaries serve on our Human Resources and Compensation Committee.

Certain Relationships and Related Transactions

Prior to joining Applied in April 2003, Michael R. Splinter, our President and Chief Executive Officer, was Executive Vice President and Director of the Sales and Marketing Group at Intel Corporation. During fiscal 2003, net sales to Intel Corporation represented 13% of Applied’s net sales.

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph shows a comparison of the five-year cumulative total return for Applied’s common stock, the Standard & Poor’s 500 Index and the RDG Semiconductor Composite Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. Applied’s stock price performance shown in the following graph is not indicative of future stock price performance. The RDG Semiconductor Composite Index contains 91 companies in the semiconductor equipment, semiconductor manufacturing and related industries.

	10/25/98	10/31/99	10/29/00	10/28/01	10/27/02	10/26/03
Applied Materials, Inc.	100	265	284	217	171	243
S&P 500 Index	100	126	133	100	85	103
RDG Semiconductor Composite Index	100	213	272	142	92	160

ITEM 2—APPROVAL OF THE AMENDED AND RESTATED

EMPLOYEE STOCK INCENTIVE PLAN

This section summarizes the proposal to amend and restate the Employee Stock Incentive Plan (the “Incentive Plan”).

We are asking stockholders to approve the amended and restated Incentive Plan. The proposed amendments will enable Applied to: (1) continue to use the Incentive Plan to assist in recruiting, motivating and retaining talented employees to help achieve Applied’s business goals in a structure that gives stockholders greater control over use of the Incentive Plan and (2) continue to receive a federal income tax deduction for certain compensation paid under the Incentive Plan. The Board of Directors has approved the changes to the Incentive Plan, subject to stockholder approval at the meeting. Stockholder approval of the Incentive Plan requires the vote of a majority of the Applied shares that are present in person or by proxy and entitled to vote on the proposal at the meeting. If stockholders approve the amended and restated Incentive Plan, it will replace the current version of the Incentive Plan.

Stockholders last approved the Incentive Plan (which at that time was named the “1995 Equity Incentive Plan”) at the 2000 Annual Meeting of Stockholders. By approving this proposal, stockholders approve amendments to the Incentive Plan to:

(1)	increase the total number of shares available for issuance under the Incentive Plan by 70,000,000 shares;
(2)	require stockholder consent before repricing outstanding stock options and/or instituting an award exchange program;
(3)	limit the total number of shares that may be covered by grants of restricted stock, performance shares and performance units to no more than 20,000,000 shares;
(4)	generally limit the maximum term of each stock option to seven years;
(5)	prohibit the grant of “reload” options;
(6)	provide that awards of restricted stock generally will not vest at a rate of more than one-third ( 1/3) of the shares each year; and
(7)	increase the number of shares covered by options that are granted each year to non-employee directors.

Offering a broad-based equity compensation program is vital to attracting and retaining the most highly skilled people in our industry. At this important time in Applied’s history, our employees’ innovation and productivity are even more critical to our success in a highly competitive and fast-paced industry. The Incentive Plan is designed to assist Applied in recruiting, motivating and retaining talented employees who help Applied achieve its business goals, including creating long-term value for stockholders. All stock options granted under the Incentive Plan must have an exercise price that is equal to or greater than 100% of the market value on the grant date of the shares covered by the option (except in the context of a merger where such options replace outstanding options of a company we have acquired).

The Incentive Plan is administered by a committee of independent, non-employee directors, the Human Resources and Compensation Committee (the “Committee”). The Incentive Plan does not have an “evergreen” provision that provides for an automatic increase in the number of the shares available for issuance each year, nor does it provide for automatic, accelerated vesting upon a change of control or upon termination of employment following a change of control. No shares have been added to the Incentive Plan since the 2000 Annual Meeting. If stockholders approve the changes being proposed now, we currently anticipate that we will not ask stockholders for additional shares for issuance under the Incentive Plan until at least the 2007 Annual Meeting, depending on business conditions and needs.

We are proud of our careful use of the Incentive Plan to balance stockholder concerns and corporate governance requirements while motivating our employees to achieve Applied’s business goals and create long-term stockholder value. The 70,000,000 shares that we propose to add to the Incentive Plan represent approximately 4% of Applied’s total shares outstanding as of January 30, 2004. We are committed to controlling dilution and as a result, we closely monitor our average net burn rate (shares covered by new awards, including options and restricted stock other than awards assumed in corporate acquisitions, minus shares covered by forfeited or terminated awards, as a percentage of shares outstanding). Our low three-year average net burn rate of 1.8% demonstrates this commitment. Our goal is to keep our average annual net burn rate at or below 2% (except as warranted by changes in business conditions).

We believe that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. Under our broad-based equity compensation program, all Applied employees in good standing are eligible to receive stock options. Moreover, in order to keep our equity compensation program broad-based, our goal is to limit the number of shares, options and other awards granted to our named executive officers in any one year to no more than 5% of the awards granted to all recipients under our equity compensation program during the same year.

Other proposed changes to the Incentive Plan will restrict use of the Incentive Plan, limit the Incentive Plan’s dilutive effect, and reinforce our commitment to follow procedures and practices that we believe constitute the “best practices” for the market in which we operate. If stockholders approve the proposed changes to the Incentive Plan, we will be required to obtain stockholder consent to reprice any outstanding stock options (other than pro rata adjustments to reflect stock dividends and other corporate events) and/or to implement a program whereby outstanding awards are surrendered or cancelled in exchange for awards that have a lower exercise price or greater economic value. We propose limiting the total number of shares that may be covered by grants of restricted stock, performance shares and performance units to no more than 20,000,000 shares and reducing the standard maximum term of each stock option granted under the Incentive Plan from ten years to seven years. We also propose to prohibit the grant of so-called reload options (although we have not granted these types of options in the past, we recognize that some stockholders elsewhere have objected to their use). In addition, we recently adopted a new, slower vesting schedule of 25% per year for initial appointment grants to non-employee directors (options granted upon commencement of service as a director). Previously these options vested as to 30% of the shares covered on the first anniversary, 27.5% of the shares covered on the second anniversary, 25% of the shares covered on the third anniversary and 17.5% of the shares covered on the fourth anniversary.

We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. At this time, we need additional shares in order to ensure that we are able to continue to grant options as we hire new employees and to retain and motivate existing employees and directors to perform to the best of their abilities.

Purpose.    The Incentive Plan is intended to promote the long-term success of Applied and increase long-term stockholder value by enhancing our ability to attract, motivate and retain excellent employees, non-employee directors, and consultants who provide significant services to us. The Incentive Plan also is intended to closely align the interests of plan participants with the interests of stockholders by encouraging participants to own more of our stock.

Eligibility.    The Committee selects the employees and consultants who will be granted awards under the Incentive Plan. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants. Non-employee directors are not eligible to receive discretionary grants under the Incentive Plan. Instead, they automatically are granted a predetermined number of non-qualified stock options each full fiscal year that they serve on the Board.

Types of Awards.    The Committee is allowed to grant five types of awards under the Incentive Plan:

(1)	stock options;
(2)	stock appreciation rights;
(3)	restricted stock awards;
(4)	performance share awards; and
(5)	performance unit awards.

The Committee currently intends to continue granting stock options as our principal form of award. However, we believe that we need to preserve our flexibility to grant other types of equity compensation awards in order to compete successfully for talented employees and in light of potential accounting, legal and other changes. If stockholders approve this proposal, the total number of shares granted pursuant to restricted stock awards, performance share awards and performance unit awards may not exceed 20,000,000 shares.

Stock options.    A stock option is the right to acquire shares of common stock at a fixed exercise price for a fixed period of time (usually seven years). The Committee may grant non-qualified stock options and/or incentive stock options (which entitle employees, but not Applied, to more favorable tax treatment). However, the Committee may not grant incentive stock options after December 28, 2013. To date, the Committee has granted only non-qualified stock options and currently expects to continue this policy.

The exercise price of each stock option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the stock covered by the option. Thus, an individual will be able to profit from an option only if the fair market value of the common stock increases after the option is granted. The Incentive Plan does not allow “discounted” stock options. An exception is made only for options that Applied grants to substitute for options held by employees of companies that Applied acquires (in which case the exercise price preserves the economic value of the employee’s cancelled stock option from his or her former employer).

An option cannot be exercised until it becomes vested. The Committee establishes the vesting schedule at the time the option is granted. Vesting usually requires continued employment by the participant for a period of years. If stockholders approve the proposed changes to the Incentive Plan, all stock options granted in the future will expire after a maximum of seven years from the grant date (potentially up to ten years if the participant dies). The Committee’s actual past practice was also to grant options that generally expired no later than seven years after the grant date, but the Incentive Plan previously permitted options that expired ten years following the grant date (potentially up to thirteen years if the participant died).

The exercise price of each option must be paid in full at the time of exercise. Payment may be made in cash or if the Committee permits, in shares of Applied’s common stock that are already owned by the participant, or by any other means that provides legal consideration for the shares and is consistent with the Incentive Plan’s purpose.

If stockholders approve this proposal, the Committee would no longer be permitted to grant options with a “reload” feature. A reload option is an option that automatically is granted if the individual pays the exercise price of an option by tendering shares of common stock rather than cash. A typical reload option covers the number of shares tendered in payment of the exercise price. Although the Committee has never granted options with a reload feature, we now propose to amend the Incentive Plan to explicitly prohibit options with a reload feature.

Stock appreciation rights.    Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount of money equal to (1) the number of shares exercised times (2) the amount by which Applied’s stock price exceeds the exercise price. The exercise price cannot be less than 100% of the stock’s fair market value on the date of grant. Thus, an individual will be able to profit from an SAR only if the fair market value of the stock increases after the SAR is granted. An SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options. No SARs have been granted under the Incentive Plan.

Restricted stock awards.    Restricted stock awards are shares that vest based on a schedule established by the Committee. However, if stockholders approve this proposal, shares of restricted stock generally may not vest at a rate of more than one-third ( 1/3) of the shares each year. (Previously, shares of restricted stock generally vested no sooner than three years following the date of grant.) Notwithstanding the foregoing, shares of restricted stock may vest sooner in the event of a participant’s death, permanent disability or retirement or a major capital change of Applied.

Performance shares and performance unit awards.    Performance shares and performance units may result in a payment to the participant in cash or shares if the performance goals and/or other vesting criteria established by the Committee are achieved or the awards otherwise vest. No performance shares or performance units have been granted under the Incentive Plan.

Non-Employee Director Stock Options.    Under the Incentive Plan, non-employee directors receive only annual, automatic, non-discretionary grants of stock options. Non-employee directors are not eligible for any other awards under the Incentive Plan.

If stockholders approve this proposal, each new non-employee director will receive a stock option for 45,000 shares on the date he or she first becomes a director. Thereafter, each non-employee director also automatically will receive an option for 25,000 shares on the last business day of each full fiscal year that he or she serves on the Board. (Previously, the initial appointment grant covered 30,000 shares, and the annual option grant covered 15,000 shares.)

All non-employee director options become vested in four annual installments beginning one year after grant, if the director remains a member of the Board for the entire four-year period. If the director leaves the Board before the end of the four-year vesting period, the unvested shares will be forfeited, except in the event of death or a qualifying retirement. If the director dies, the option will become fully vested, and if the director retires, some or all of the shares will become fully vested, depending upon the director’s length of service to Applied.

Options granted to non-employee directors generally expire no later than seven years after grant. However, an option may terminate sooner if a director leaves the Board before the option’s standard expiration date. If the director leaves for a reason other than death, total disability or retirement, he or she has seven months following the date of termination to exercise his or her vested options, and if the director leaves due to retirement or total disability, he or she has one year to exercise his or her vested options. However, in these circumstances, the option may not be exercised later than the original expiration date. In the event of death, an option may be exercised for up to one year after the date of death, without regard to the original expiration date of the option.

Administration, Amendment and Termination.    The Committee administers the Incentive Plan. Members of the Committee must qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as outside directors under Section 162(m) of the Internal Revenue Code (so that Applied can receive a federal tax deduction for certain compensation paid under the Incentive Plan).

Subject to the terms of the Incentive Plan, the Committee has sole discretion to:

•	select the employees and consultants who will receive awards;

•	determine the terms and conditions of awards (for example, the exercise price and vesting schedule); and

•	interpret the provisions of the Incentive Plan.

If stockholders approve this proposal, the Committee will be required to obtain stockholder approval to (1) reprice outstanding options and/or (2) institute a program whereby outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a lower exercise price or purchase price), of a different type and/or cash.

The Committee has delegated authority to Applied’s Chief Executive Officer to grant options to non-officer employees and consultants, provided that no individual receives options for more than 80,000 shares in any fiscal year.

The Board may amend or terminate the Incentive Plan at any time and for any reason. However, future amendments will be submitted for stockholder approval if necessary or appropriate to continue the Incentive Plan’s compliance with Section 162(m) of the Internal Revenue Code or with Nasdaq rules.

A total of 297,200,000 shares was previously reserved for issuance under the Incentive Plan, and there were no restrictions on the total number of shares that could be issued pursuant to the various types of awards. As of January 30, 2004, 123,630,155 shares were subject to options currently outstanding under the Incentive Plan and 39,260,981 shares remain available for new options or other awards.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares. Also, if a stock dividend, reorganization, spin-off or other change in Applied’s capital structure occurs, the Committee has discretion to adjust the number of shares available under the Incentive Plan, the formula for granting non-employee director options, the outstanding options and other awards, and the per person limits on grants, as appropriate to reflect the stock dividend or other change.

Limited Transferability of Awards.    Awards granted under the Incentive Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution. In the future, Applied may permit limited transfers for the benefit of immediate family members to assist with estate planning.

Options Granted to Certain Individuals and Groups.    The number of options or other awards (if any) that an individual may receive under the Incentive Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth the total number of shares of Applied’s common stock subject to options granted under the Incentive Plan to the listed persons and groups since the beginning of fiscal year 2003 through January 30, 2004 and the average per share exercise price of the options.

Options and Restricted Stock Granted to Certain Individuals and Groups

from the Beginning of Fiscal Year 2003 through January 30, 2004

Name and Position	Number of Options Granted		Average Per Share Exercise Price of Options (3)	Number of Shares of Restricted Stock Granted
James C. Morgan Chairman	600,000		$14.90	0
Michael R. Splinter President and Chief Executive Officer	2,300,000	(2)	$18.94	0(4)
Dan Maydan President Emeritus	530,000		$14.90	0
Joseph R. Bronson Executive Vice President and Chief Financial Officer	765,000	(2)	$18.90	0
Franz Janker Senior Vice President, Sales and Marketing	635,000	(2)	$19.53	0
Sasson Somekh Former Executive Vice President	360,000		$14.90	0
David N.K. Wang Executive Vice President	765,000	(2)	$18.90	0
All current executive officers, as a group	4,300,000	(2)	$18.46	0
All directors who are not executive officers, as a group (1)	120,000		$20.65	0
All employees who are not executive officers, as a group	11,734,725		$19.61	7,500(5)

(1)	Pursuant to the Incentive Plan’s automatic, non-discretionary formula, each non-employee director received an option for 15,000 shares on October 24, 2003.
(2)	Includes options granted after fiscal 2003.
(3)	All options were granted with an exercise price equal to 100% of the fair market value on the date of grant.

(4)	In connection with his employment contract, Mr. Splinter received 300,000 shares of restricted stock granted outside of the Employee Stock Incentive Plan. As described on page 20, the restricted stock was intended to make up for substantial compensation that Mr. Splinter forfeited by leaving his former employer to join Applied and to motivate him to achieve long-term value for Applied’s stockholders.
(5)	All shares of restricted stock were granted on September 15, 2003 with a purchase price equal to $0.01 per share. On September 15, 2003, shares of Applied’s common stock closed at $20.58 on the Nasdaq National Market.

Non-employee directors have a financial interest in this proposal because it would increase the number of options they receive. Named executive officers have a financial interest in this proposal because it would increase the number of shares available for issuance under the Incentive Plan to executives and other employees.

Federal Tax Aspects

The following is a summary of the general federal income tax consequences to U.S. taxpayers and Applied of awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Non-Qualified Stock Options and Stock Appreciation Rights.    No taxable income is reportable when a non-qualified stock option or a stock appreciation right is granted. Upon exercise, the recipient will have ordinary income equal to the fair market value of the shares on the exercise date minus the exercise price. Any additional gain or loss upon the disposition of the stock will be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for non-qualified stock options). If the recipient exercises the option and then sells the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the recipient exercises the option and sells the shares before the end of the two or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock, Performance Units and Performance Shares.    A recipient of restricted stock, performance units or performance shares will not have taxable income upon grant. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. For restricted stock only, a recipient may instead elect to be taxed at the time of grant.

Tax Effect for Applied.    Applied generally will receive a tax deduction for any ordinary income recognized by a participant from an award under the Incentive Plan (for example, the exercise of a non-qualified stock option). Special rules limit the deductibility of compensation paid to the named executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. However, we are able to preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of awards that any individual may receive and for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid. The Incentive Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). For example, the Incentive Plan limits the number of shares that may be granted to any one participant in any one year as follows:

•	1,400,000 shares under options;

•	700,000 shares under stock appreciation rights;

•	350,000 restricted shares; and

•	350,000 performance share awards or performance units with an initial value not greater than $3 million.

In addition, in setting the vesting schedule of an award, the Committee may provide that the award will vest only upon the achievement of objectives for one or more of:

•	annual revenue;

•	controllable profit;

•	earnings per share;

•	net income;

•	new orders;

•	pro forma net income;

•	return on designated assets;

•	customer satisfaction;

•	individual management by objective (MBO) goals; or

•	return on sales.

Each of these performance measures is defined in the Incentive Plan.

Summary

We are requesting that stockholders approve the amended and restated Employee Stock Incentive Plan. The proposed amendments: (1) increase the total number of shares authorized for issuance by 70,000,000 shares; (2) require stockholder consent before repricing outstanding stock options and/or instituting an award exchange program; (3) limit the total number of shares that may be granted as awards of restricted stock, performance shares and performance units to no more than 20,000,000 shares; (4) generally limit the maximum term of each stock option to seven years; (5) prohibit the grant of “reload” options; (6) provide that awards of restricted stock generally will not vest at a rate of more than one-third ( 1/3) of the shares each year; and (7) increase the number of shares covered by options that are granted each year to non-employee directors.

We are committed to controlling dilution and closely monitor our net usage of shares under our equity compensation program. We are proud of our careful use of the Incentive Plan to balance stockholder concerns and corporate governance requirements while motivating our employees to achieve Applied’s business goals and create long-term stockholder value.

Under our broad-based equity compensation program, all Applied employees in good standing are eligible to receive stock options. We believe that employees with an ownership stake in our business become highly motivated to achieve our corporate goals and increase long-term stockholder value. The proposed changes are necessary for us to attract and retain the best employees in our industry—the people who will drive the future success of Applied and create long-term value for you, our stockholders.

The Board unanimously recommends that you vote “FOR” the approval of the amended and restated Employee Stock Incentive Plan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Applied’s directors and executive officers, and holders of more than 10% of Applied’s common stock, to file with the SEC reports about their ownership of common stock and other equity securities of Applied. Such officers, directors and 10% stockholders are required by SEC regulations to furnish Applied with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during fiscal 2003, all Section 16(a) filing requirements were satisfied on a timely basis, with the following exceptions: In connection with the new two-day filing requirement, a paper-based Form 4 for each of James C. Morgan, Dan Maydan, Joseph R. Bronson, Sasson Somekh, David N.K. Wang and Nancy H. Handel was filed one day late, which resulted in no Section 16(b) liability. In an effort to make information available more quickly to investors and stockholders, we voluntarily transitioned to electronic filing before required to do so by the SEC. As part of this transition to electronic filing, from approximately mid-May to mid-June 2003, one Form 4 for Michael R. Splinter, two Forms 4 for Sasson Somekh and three Forms 4 for Nancy H. Handel were filed after the 2:30 p.m. EST deadline by a few hours. These electronic filings made this information more quickly available to investors than paper filings and resulted in no Section 16(b) liability.

Relationship with Independent Auditors

PricewaterhouseCoopers LLP has been our independent auditors since 1971. The Audit Committee appoints the independent auditors annually. The Audit Committee reviews and pre-approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees paid to PricewaterhouseCoopers LLP for such services.

Before appointing PricewaterhouseCoopers LLP as our independent auditors for fiscal 2004, the Audit Committee carefully considered that firm’s qualifications as independent auditors for Applied. In its review of non-audit service fees and its appointment of PricewaterhouseCoopers LLP as Applied’s independent auditors, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

No Incorporation by Reference

In Applied’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the “Audit Committee Report” and the “Human Resources and Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC. This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Stockholder Communications

Any stockholder wishing to communicate with any of our directors regarding Applied may write to the director, c/o Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039,

M/S 2064, Santa Clara, California 95052-8039. The Secretary will forward these communications directly to the director(s). The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

Applied’s policy is to strongly encourage its Board members to attend the Annual Meeting of Stockholders, and all Board members attended Applied’s 2003 Annual Meeting.

Stockholder Proposals—2005 Annual Meeting

Stockholders are entitled to present proposals for action at a future meeting if they comply with the requirements of the proxy rules and Applied’s Bylaws. If you would like us to consider including a proposal in our proxy statement next year, it must be received at our offices on or before October 20, 2004. If you intend to submit a proposal at the 2005 Annual Meeting of Stockholders but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or before January 3, 2005. Our Bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. If you would like a copy of the requirements contained in our Bylaws, please contact: Joseph J. Sweeney, Secretary, Applied Materials, Inc., 2881 Scott Boulevard, P.O. Box 58039, M/S 2064, Santa Clara, California 95052-8039.

YOU MAY OBTAIN A COPY OF APPLIED’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 26, 2003 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO APPLIED MATERIALS, INC., 3050 BOWERS AVENUE, P.O. BOX 58039, M/S 2038, SANTA CLARA, CALIFORNIA 95052-8039, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.APPLIEDMATERIALS.COM.

By Order of the Board of Directors

Santa Clara, California

February 17, 2004

Appendix A—Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Applied Materials, Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by the Company to its stockholders and others; (ii) the Company’s financial policies and procedures and disclosure controls and procedures; (iii) the Company’s system of internal controls; and (iv) the Company’s auditing, accounting and financial reporting processes. The Committee shall also review and approve related-party transactions (as defined and required by applicable law, including SEC and Nasdaq rules). The Committee further aids the Board in its oversight of the Company’s tax, legal, regulatory and ethical compliance.

In carrying out this function, the Committee shall (i) serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; (ii) review and evaluate the qualifications and independence of the Company’s independent accountants; (iii) approve all audit and permissible non-audit services provided by the Company’s independent accountants; (iv) review and evaluate the audit efforts of the Company’s independent accountants and the Internal Auditor; and (v) provide open communication among the independent accountants, financial and senior management, legal counsel, the Internal Auditor, Ombudsman and the Board.

The Committee will fulfill its oversight role primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall: (i) be independent as determined in accordance with Nasdaq rules; (ii) meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934; and (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the last three (3) years. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including SEC and Nasdaq rules). At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules and “financially sophisticated” as defined by Nasdaq rules. The Committee Chair must have accounting or financial expertise.

III.    MEETINGS

The Committee shall meet regularly, but at least quarterly (or more frequently as appropriate). The quarterly meetings shall include separate executive sessions, with management, the Internal Auditor and the independent accountants. The Committee shall report on a regular basis its activities to the Board and shall make such recommendations to the Board as it deems appropriate.

IV.    RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. Company management is responsible for maintaining the Company’s books of account and preparing periodic financial statements based thereon. The independent accountants are responsible for auditing the Company’s annual financial statements.

The Committee shall prepare any report from the Committee that SEC rules require be included in the Company’s periodic reports. The Committee shall review and approve all related-party transactions for which audit committee approval is required by applicable law (including SEC and Nasdaq rules). The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such firm shall report directly to the Committee.

To fulfill its responsibilities, the Committee will:

Documents/Reports Review

•	Review with senior financial management and the independent accountants prior to filing the Company’s interim financial information, earnings press release and the financial information contained in the Company’s quarterly reports on Form 10-Q, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; and (ii) any management certifications related thereto. The Chair may represent the Committee for purposes of this review.

•	Review the Company’s annual financial statements and any other reports or financial information deemed appropriate by the Committee, including: (i) the selection, application and disclosure of the critical accounting policies and practices used; (ii) any management certifications related thereto; and (iii) any certification, report, opinion or review rendered by the independent accountants.

•	Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed Statement on Auditing Standards No. 61 (“SAS 61”) (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with the independent accountants; and (iii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

•	Review any reports submitted by the independent accountants, including a report, if prepared, relating to: (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

•	At least annually, obtain and review a report by the independent accountants describing: (i) the independent accountants’ internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the independent accounting firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent accountants and the Company (to assess the independent accountants’ independence).

•	Review this Charter at least annually; recommend to the Board appropriate changes to the Charter; and assure that the Charter is included as an appendix to the annual stockholders’ meeting proxy statement at least every three (3) years, or promptly after any significant amendment to the Charter.

Control Processes

•	Review with management and the independent accountants at the completion of the annual audit of the Company’s consolidated financial statements and prior to filing of the Annual Report on Form 10-K the following:

•	The Company’s annual consolidated financial statements and related footnotes;

•	The independent accountants’ audit of the financial statements and their report thereon;

•	Any significant changes required in the independent accountants’ audit plan;

•	Any difficulties or disputes with management encountered during the course of the audit; and

•	Any additional matters related to the conduct of the audit required to be communicated to the Committee under generally accepted auditing standards, including the independent accountants’ judgment about such matters as the quality (not just the acceptability) of the Company’s accounting practices, as well as other items set forth in SAS 61.

•	Review with management, the independent accountants and the Internal Auditor on a continuing basis (i) the adequacy and integrity of the Company’s system of auditing and accounting procedures; (ii) the Company’s financial reporting processes, both internal and external; (iii) the Company’s system of internal controls; (iv) the Company’s disclosure controls and procedures; (v) the disclosure regarding internal controls and disclosure controls and procedures required by SEC rules to be contained in the Company’s periodic reports; and (vi) the attestations or reports relating to such disclosure.

•	Review with the independent accountants, management and/or the Internal Auditor the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

Independent Accountants

The Committee is directly responsible for the appointment, compensation, oversight, evaluation and, when appropriate, replacement of the registered public accounting firm that serves as the Company’s independent accountants. The Committee shall have the sole authority to engage and remove the independent accountants and to approve all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants. The independent accountants shall report directly to the Committee.

The Committee will:

•	Pre-approve in accordance with applicable law (including SEC and Nasdaq rules) all audit and permissible non-audit services provided to the Company by the independent accountants. The Committee may delegate this responsibility to one or more members of the Committee.

•	Obtain annually from the firm of independent accountants a formal written statement delineating all of its relationships with the Company, including all non-audit services and associated fees.

•	Review and discuss with the independent accountants any disclosed relationships or services that might impact the accountants’ objectivity or independence.

•	Take appropriate action, if any, to ensure the independence of the independent accountants.

•	Conduct other reviews, as appropriate, to assist in the Committee’s oversight of the performance of the independent accountants, including, for example, reviewing the proposed audit plan each year, reviewing the proposed work plans of the independent accountants and Internal Audit for overlap and coordination, and reviewing comments from prior periods.

•	Review any reports submitted to the Committee by the independent accountants.

Internal Audit

•	Review with management and the Internal Auditor: (i) the annual audit plan and any changes thereto; (ii) significant findings during the year and management’s responses thereto; (iii) the effectiveness and adequacy of the Internal Audit department; and (iv) the performance, evaluation, and/or the appointment and replacement of the head of Internal Audit.

Legal and Ethical Compliance

•	Oversee and review periodically with management, legal counsel, the Ombudsman, and other experts, as appropriate, the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and with the Company’s ethical standards, and the results of these compliance efforts.

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct, as required by the policies of the Company.

•	Oversee the Ombudsman process as a procedure for receiving, retaining and treating complaints or concerns, including confidential and anonymous submissions, received by the Company regarding accounting, internal accounting controls, auditing or other matters in compliance with applicable law (including SEC rules).

•	Review periodically with management, legal counsel and other experts, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements.

Other Responsibilities

•	Oversee and review periodically with management the Company’s policies relating to finance, capital expenditures, investment, risk management, asset management, information management, and the security of its intellectual and physical assets.

•	Review with management other finance, tax, legal and/or administrative issues that the Committee or the Board deems necessary or appropriate.

•	Make reports and recommendations to the Board of Directors on matters within the scope of its functions.

•	Review and approve all related-party transactions for which audit committee approval is required by applicable law (including SEC and Nasdaq rules).

•	Have the authority to engage independent counsel and other advisors, as it deems necessary or appropriate to carry out its duties, with funding provided by the Company.

In addition to the activities described above, the Committee will perform such other functions as necessary or appropriate under law, the Company’s charter and/or Bylaws, and the resolutions and other directives of the Board.

Appendix B—Corporate Governance and Nominating Committee Charter

CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF APPLIED MATERIALS, INC.

I.    PURPOSE

The primary function of the Corporate Governance and Nominating Committee (“Committee”) of the Board of Directors (“Board”) of Applied Materials, Inc. (“Company”) is to assist the Board in identifying individuals qualified to be directors, overseeing the composition, structure and evaluation of the Board and its committees, and developing, maintaining and overseeing implementation of the Company’s corporate governance guidelines.

II.    COMPOSITION

The Committee shall be comprised of not less than three directors, each of whom shall be independent, as such term is defined by SEC and Nasdaq rules. Members of the Committee shall be appointed and may be removed by the Board.

III.    RESPONSIBILITIES AND DUTIES

In carrying out the purposes set forth above, the Committee shall:

Nomination of Directors

•	Identify qualified candidates for the Board, evaluate candidates, and approve director nominees to be recommended to the Board for election by stockholders at the Company’s Annual Meeting of Stockholders. Director nominees shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and, together with other nominees, shall effectively serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals.

•	Review from time to time the skills and characteristics necessary and appropriate for directors in the context of the Board’s current composition, including such factors as business experience, international background, diversity, and knowledge of technology, manufacturing, operations, finance and/or marketing, and other skills that would enhance the Board’s effectiveness.

•	Develop and recommend to the Board for its approval: the process by which the Committee identifies and evaluates nominees; any minimum qualifications that the Committee believes a candidate must meet; and any specific quality or skill that the Committee believes is necessary for one or more of the Company’s directors to possess.

•	Review from time to time the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee.

Communication with Stockholders

•	Develop, periodically update, as appropriate, and oversee maintenance of a process for communication by stockholders with directors.

Other Responsibilities

•	Develop and periodically update, as appropriate, the Company’s policy regarding directors’ attendance at annual meetings.

•	Develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees, oversee this annual self-evaluation process and report the results to the Board.

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•	Develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review these guidelines at least annually, and recommend to the Board changes as necessary or appropriate.

•	Monitor and safeguard the independence of the Board, assuring that the majority of the Board continues to be independent and review any potential conflict of interest between a director and the Company and any potential violation of the Company’s Standards of Business Conduct by a director.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the Committee in its sole discretion may deem appropriate.

The Committee shall have full access to the Company’s management, as necessary or appropriate to carry out these responsibilities.

The Committee shall have the authority to retain independent advisors to assist in carrying out its responsibilities, as the Committee in its sole discretion may deem appropriate. The Committee shall have sole authority to approve the terms of any such engagement, including fees, with funding provided by the Company.

The Committee shall timely report its activities to the Board and make such recommendations to the Board as it deems appropriate.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for its approval.

The Committee shall perform any other activities consistent with its Charter, the Company’s Certificate of Incorporation and/or Bylaws, and governing law (including SEC and Nasdaq rules), as the Committee or the Board deems necessary or appropriate.

IV.    MEETINGS

The Committee shall meet at least annually or more frequently as appropriate.

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Directions to the Santa Clara Convention Center

5001 Great America Parkway, Santa Clara, California 95054

DIRECTIONS FROM SAN JOSE:

•	Take Highway 101 North to Great America Parkway exit.
•	Turn right onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

DIRECTIONS FROM SAN FRANCISCO:

•	Take Highway 101 South to Great America Parkway exit.
•	Turn left onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

DIRECTIONS FROM BERKELEY / OAKLAND:

•	Take Highway 880 South.
•	Exit Route 237 West.
•	Turn left onto Great America Parkway.
•	The Convention Center is located at the corner of Tasman Avenue and Great America Parkway.

Exhibit A

APPLIED MATERIALS, INC.

EMPLOYEE STOCK INCENTIVE PLAN

(As proposed to be amended at the 2004 Annual Meeting of Stockholders)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

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2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.10 “Company” means Applied Materials, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Applied Materials, Inc. and its consolidated subsidiaries.

2.11 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.12 “Controllable Profits” means as to any Fiscal Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

2.13 “Customer Satisfaction MBOs” means as to any Participant, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.16 “Earnings Per Share” means as to any Fiscal Year, the Company’s Net Income or a business unit’s Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

2.17 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.19 “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest

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quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.20 “Fiscal Year” means the fiscal year of the Company.

2.21 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.22 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.23 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.24 “Individual MBOs” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.25 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.26 “New Orders” means as to any Fiscal Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s Order Recognition Policy.

2.27 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.28 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.29 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.31 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Controllable Profits, (c) Customer Satisfaction MBOs, (d) Earnings Per Share, (e) Individual MBOs, (f) Net Income, (g) New Orders, (h) Pro Forma Net Income, (i) Return on Designated Assets, and (j) Return on Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

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2.32 “Performance Share” means an Award granted to a Participant pursuant to Section 8.

2.33 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.34 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion. Notwithstanding any contrary provision of the Plan, a Period of Restriction shall expire at a rate no faster than one-third (1/3) of the Shares covered by an Award each year unless determined otherwise by the Committee at its discretion solely by reason of death, Disability, Retirement or major capital change.

2.35 “Plan” means the Applied Materials, Inc. Employee Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.36 “Pro Forma Net Income” means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

2.37 “Reload Option” means an Option that automatically is granted if a Participant pays the exercise price of an Option by tendering Shares.

2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.39 “Retirement” means, in the case of an Employee or a Nonemployee Director: (a) a Termination of Service occurring on or after age sixty-five (65), or (b) a Termination of Service occurring on or after age sixty (60) with at least ten (10) Years of Service. Notwithstanding the preceding, in the case of any Option granted to any Employee prior to December 10, 1998, “Retirement” means a Termination of Service by reason of the Employee’s retirement at or after his or her normal retirement date under the Applied Materials, Inc. Employee Savings and Retirement Plan, or any successor plan. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.40 “Return on Designated Assets” means as to any Fiscal Year, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

2.41 “Return on Sales” means as to any Fiscal Year, the percentage equal to the Company’s Net Income or the business unit’s Pro Forma Net Income, divided by the Company’s or the business unit’s Annual Revenue.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.44 “Shares” means the shares of common stock of the Company.

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2.45 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as an SAR.

2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.48 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.49 “Years of Service” means, in the case of an Employee, the number of full months from the Employee’s latest hire date with the Company or an Affiliate to the date in question, divided by 12. The Employee’s latest hire date shall be determined after giving effect to the non-401(k) Plan principles of North American Human Resources Policy No. 2-06, Re-Employment of Former Employees/Bridging of Service, as such Policy may be amended or superseded from time to time. With respect to a Nonemployee Director, “Years of Service” means the number of years of continuous service on the Board of Directors.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) ”outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt

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such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, the Committee may not reprice outstanding Options or institute a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have a lower exercise price or purchase price), of a different type and/or cash without first obtaining stockholder approval.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 367,200,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares. The total number of Shares that may be granted pursuant to awards of Restricted Stock, Performance Shares and Performance Units may not exceed 20,000,000 Shares.

4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1 and 9.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the

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Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 1,400,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. The Committee may not grant Reload Options.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of seven (7) years from the Grant Date; or

(c) The expiration of one (1) year from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

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(d) The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Disability; or

(e) The expiration of three (3) years from the date of the Participant’s Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

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5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 700,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the

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underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 350,000 Shares of Restricted Stock.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

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7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Applied Materials, Inc. Employee Stock Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Applied Materials, Inc.”

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the minimum Period of Restriction specified in Section 2.35, the Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions

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paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $3,000,000, and (b) no Participant shall receive more than 350,000 Performance Shares.

8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, and/or individual goals (including, but not limited to, continued employment), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

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8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

NONEMPLOYEE DIRECTOR OPTIONS

The provisions of this Section 9 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 9.2.8, to Options granted to Nonemployee Directors).

9.1 Granting of Options.

9.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 45,000 Shares.

9.1.2 Ongoing Grants. Each Nonemployee Director who both (a) is a Nonemployee Director on the last business day of a Fiscal Year, and (b) has served as a Nonemployee Director for the entire Fiscal Year which includes such last business day, automatically shall receive, as of such last business day only, an Option to purchase 25,000 Shares.

9.2 Terms of Options.

9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written Award Agreement between the Participant and the Company.

9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

9.2.3 Exercisability. Each Option granted pursuant to this Section 9 shall become exercisable as to twenty-five percent (25%) of the Shares on each of the first four annual

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anniversaries of the Grant Date. Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in the Sections 9.2.4 and 9.2.6.

9.2.4 Retirement of Participant. In the event that a Participant is age sixty (60) or over and has completed at least ten (10) Years of Service and then incurs a Termination of Service due to Retirement, the right to exercise all or a portion of any Shares subject to his or her Options that remain unexercisable immediately prior to such Retirement shall accrue on the date of Retirement in accordance with the following rules. If the Participant has less than fifteen (15) Years of Service as of the date of his or her Retirement, fifty percent (50% )of the Shares that otherwise would have vested during the twelve (12) months immediately following the Retirement (had the Participant remained a Nonemployee Director throughout such 12 month period) shall vest on the Retirement date. If the Participant has at least fifteen (15) (but less than twenty (20)) Years of Service as of the date of the Retirement, one hundred percent (100%) of the Shares that otherwise would have vested during the twelve (12) months immediately following the Retirement (had the Participant remained a Nonemployee Director throughout such 12 month period) shall vest on the Retirement date. If the Participant has at least twenty (20) (but less than twenty-five (25)) Years of Service as of the date of the Retirement, (a) one hundred percent (100%) of the Shares that otherwise would have vested during the twelve (12) months immediately following the Retirement (had the Participant remained a Nonemployee Director throughout such 12 month period) shall vest on the Retirement date, and (b) fifty percent (50%) of the Shares that otherwise would have vested during the second twelve (12) months following the Retirement (had the Participant remained a Nonemployee Director throughout such 12 month period) shall vest on the Retirement date. If the Participant has at least twenty-five (25) Years of Service as of the date of the Retirement, one hundred percent (100%) of the Shares that otherwise would have vested during the twenty-four (24) months immediately following the Retirement (had the Participant remained a Nonemployee Director throughout such 24 month period) shall vest on the Retirement date.

9.2.5 Expiration of Options. Each Option granted pursuant to this Section 9 shall terminate upon the first to occur of the following events:

(a) The expiration of five (5) years or (in the case of any Option granted after October 10, 2000) seven (7) years from the Grant Date; or

(b) The expiration of seven (7) months from the date of the Participant’s Termination of Service for any reason other than the Participant’s death, Disability or Retirement; or

(c) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or Retirement.

9.2.6 Death of Participant. Notwithstanding the provisions of Section 9.2.5, if a Participant dies prior to the expiration of his or her Options in accordance with Section 9.2.5, then (a) one hundred percent (100%) of the Shares covered by his or her Options shall immediately become one hundred percent (100%) exercisable, and (b) his or her Options shall terminate one (1) year after the date of his or her death.

9.2.7 Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

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9.2.8 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Nonemployee Directors.

SECTION 10

MISCELLANEOUS

10.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

10.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

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10.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

10.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The amended and restated Plan shall be effective as of March 24, 2004, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after December 28, 2013.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market

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Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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APPLIED MATERIALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 24, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael R. Splinter and Joseph J. Sweeney, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Applied Materials, Inc. to be held on Wednesday, March 24, 2004, at 11:00 a.m., and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side and, in their discretion, upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

Dear Stockholder:

On the reverse side of this card are instructions on how to vote your shares for the election of directors and for Proposal 2 by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

Thank you for your attention to these matters.

Applied Materials, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the other side)

APPLIED MATERIALS, INC. 2881 SCOTT BLVD. P.O. BOX 58039, M/S 2064 SANTA CLARA, CA 95052-8039	YOU CAN VOTE BY TELEPHONE OR BY INTERNET
QUICK • EASY • IMMEDIATE AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

APPLIED MATERIALS, INC. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2004 Proxy Statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote by telephone or the Internet, DO NOT mail back the proxy card. THANK YOU FOR VOTING!	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Applied Materials, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	APLYD1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MATERIALS INC.
Election of Directors
1.	To elect ten directors to serve for a one-year term and until their successors have been elected and qualified.

	The Board recommends a vote FOR each of the following nominees:		For Withhold For All			To withhold authority to vote, mark ‘For All Except’ and write the nominee’s name on the line below.
			All	All	Except
	01) Michael H. Armacost 02) Deborah A. Coleman 03) Herbert M. Dwight, Jr. 04) Philip V. Gerdine 05) Paul R. Low	06) Dan Maydan 07) Steven L. Miller 08) James C. Morgan 09) Gerhard H. Parker 10) Michael R. Splinter	☐	☐	☐

The Board recommends a vote FOR Proposal 2

2.	To approve the amended and restated Employee Stock Incentive Plan.	For Against Abstain ☐ ☐ ☐

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE TEN NOMINEES FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2. (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		YES NO ☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date